Exhibit 10.35

FIRST AMENDMENT TO SERIES “Q” WARRANT TO PURCHASE ICEWEB COMMON STOCK

This First Amendment to the Series “Q” Warrant To Purchase Common Stock is executed as of the 10th day of April, 2013. Reference is made to that certain Series “Q” Warrant To Purchase Common Stock (the “Warrant”) dated November 23, 2011, issued to:

•	Kingsbrook Opportunities Master Fund LP (“Kingsbrook”), a company with its address at 689 Fifth Avenue, 12th Floor, New York, New York 10022

the “Warrant Holder”, by IceWEB, Inc., a Delaware corporation with its principal office located at 22900 Shaw Road, Suite 111, Sterling, VA 20166. Any capitalized terms in this amendment not otherwise defined shall have the meaning ascribed to them in the Warrant document.

WHEREAS, IceWEB, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with the Warrant Holder on November 23, 2011, pursuant to which the Company issued the Series “Q” Warrants, as adjusted and reset in June, 2012 exercisable at $0.074 per share;

WHEREAS, the Parties wish to amend the terms of the Series “Q” such that;

•	The warrants are exercisable at a price of $0.028 per share.

•	Each warrant holder agrees to sell no more than 10% of the daily volume of IceWEB common stock in the market on any given trading day.

•	All holders of the Series “Q” warrants will have the same terms and conditions as it applies to the exercise of warrants.

•	No adjustment is made to the number of shares underlying this Warrant, notwithstanding the reduction in the exercise price of the Warrant.

WHEREAS, the Warrant Holders understand such amendment shall not be considered as the extension of any Warrant Holders rights in the Purchase Agreement other than the right to exercise the remaining warrant shares under these terms and within the specified time frame;

WHEREAS, the parties have acknowledged that the Form S-1 Registration Statement (No. 333-178954), covering the shares issuable upon the exercise of the Warrant, was first filed with the Securities and Exchange Commission of the United States (the “SEC”) on January 10, 2012 and went effective on February 8, 2012.

1.             This first amendment may be executed in any number of counterparts each of which shall constitute an original but all of which when taken together shall constitute but one contract.

2.             The parties agree that this first amendment is only to provide the Warrant Holders the opportunity to exercise its warrants under the terms specified and it shall not be considered as the extension of any Warrant Holders’ rights in the Purchase Agreement.

IN WITNESS WHEREOF, Warrant Holders and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

ICEWEB, INC.

By:
	Name:	Mark B. Lucky
	Title:	Chief Financial Officer

KINGSBROOK OPPORTUNITIES MASTER FUND LP

By: KINGSBROOK OPPORTUNITIES GP LLC, its general partner

By:
	Name:	Adam J. Chill
	Title:	Managing Member

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